Exhibit 99.2

Transcript of Presentation Made by Paul B. Cleveland, Chief Executive Officer of Avalanche Biotechnologies, Inc., at the Cowen and Company 36th Annual Health Care Conference on March 9, 2016

Participants

Phillip Nadeau, Cowen and Company, Analyst

Paul B. Cleveland, Avalanche Biotechnologies, Inc., Chief Executive Officer

<<Philip Nadeau, Analyst, Cowen and Company>>

Good morning and welcome once again to Cowen and Company’s 36th Annual Health Care Conference. I’m Phil Nadeau one of the biotech analyst here at Cowen. It’s my pleasure to introduce the next presenting company Avalanche Biotech. We’re really happy to have with us today the CEO, Paul Cleveland. Paul has been a long time friend of Cowen and it’s great to have him, for the first time I believe in his role as CEO of Avalanche.

Paul will give about a 30 minute presentation in this room and then there’s a breakout immediately following, right behind that wall. Paul?

<<Paul B. Cleveland, Chief Executive Officer; Interim Chief Financial Officer>>

Great, thank you. Phil, I’m very grateful to be here and really appreciate your coming to introduce us. Thank you all for coming to learn more about Avalanche Biotechnologies. With me here today is – I’m Paul Cleveland. With me here today is Amber Salzman who is the CEO of Annapurna. Before I get started I do want to point out I’ll be making some forward looking statements, I encourage you all to look at the risk factors and other disclosures in our SEC documents.

We are also in the midst of preparing a proxy statement for a proposed transaction. So I have been instructed by counsel to also direct your attention to the proxy statement when it becomes available in a short period of time. And what is that transaction we’re talking about the merger of Avalanche and Annapurna and that’s why Amber is here this morning. This transaction was announced on February 1. We think it creates a leading gene therapy company with a diverse pipeline including new assets targeting rare genetic diseases as well as Avalanche’s existing ophthalmic gene therapy programs. Under the proposed agreement, Avalanche will acquire all of the outstanding stock of Annapurna in exchange for 17.6 million shares and options of Avalanche.

Upon completion that means that the Avalanche shareholders will own about 62.5% of new Co. and the Annapurna shareholders will own about 37.5% of the combined company. And that transaction is expected to close in the second quarter of this year. This transaction will create a company with a diverse pipeline including seven gene therapy product candidates in both ophthalmology and rare diseases. The first two programs I’m highlighting here are both Annapurna programs ANN-001, which will initiate first in human trials in the second half of this year and ANN-002 where we will initiate first in human trials next calendar year. It will create an industry leading team in gene therapy and Translational Medicine.

We will also be adding Ron Crystal, Dr. Ron Crystal of Weill Cornell Medical Center as the Senior Scientific Advisor and Mitch Finer, formerly the Chief Scientific Officer of Bluebird currently a Managing Director at MPM Capital will be joining the Board of the combined company. The combined company will have significant capabilities in gene therapy directed evolution, vector optimization, process development, manufacturing. These are all things that Avalanche invested heavily in over the last few years and those capabilities continue to this day and will be utilized in the new Annapurna programs as well.

We will have a very strong balance sheet. Avalanche ended the calendar 2015 year with $259 million in cash and that is plenty of money to last us for at least three years even assuming all of the Annapurna and Avalanche programs move forward full speed ahead. So the last several months have been a period of reorientation for Avalanche. As Phil mentioned, this is my first opportunity to speak at a conference representing Avalanche’s CEO. I thought I would just spend a minute talking about the strategy.

First, we intend to complete the Annapurna transaction and drive the combined company programs forward. Second, we are evaluating and will soon determine the best path forward in our wet AMD program and pursue that path. Third, we intend to prioritize our strategic collaboration with Regeneron and seek to leverage that relationship. They are a leader in developing products for eye disease.

Four, we’re going to conserve cash, which we believe is a key strategic advantage during a time of market uncertainty. And finally, we’re going to continue to build a diverse gene therapy pipeline seeking to apply next generation vectors to amenable targets, prioritizing indications with validated targets, well established patients populations and to find endpoints and employ directed evolution to create and manufacture new next generation vectors with higher efficiency and greater specificity.

Very briefly this next generation directed evolution platform I mentioned involves the creation of very large libraries of AAVs produced through mutagenesis. Those libraries have been screened both in vitro and in vivo. We then select the most promising vectors and we select based on tissue specific vectors in order to advance them to product development. This is work that is ongoing now within the Avalanche team.

The Avalanche product pipeline is described on this slide. The first two programs AVA-101 and AVA-201 are directed at wet age-related macular degeneration. AVA-101 was the program that read out late last summer. It’s now at the preclinical stage as we evaluate the best path forward as I mentioned in wet AMD. AVA-201 is an enhanced, AVA-101 with a better vector, a much improved vector. We also have a ongoing pre-clinical program in color vision deficiency. We have a program under our Regeneron collaboration in juvenile X-linked retinoschisis. And we have also identified three other targets in our Regeneron collaborations that we have not publicly disclosed.

On the Annapurna side, their lead program is ANN-001 for the treatment of Alpha1-antitrypsin deficiency. The second program is gene therapy to treat hereditary angioedema. The third program is aimed at treating cardiomyopathy associated with Friedrich’s ataxia. And the fourth program is in severe allergies. I’m going to go into a bit more detail on all of these programs. I’ll start with the Annapurna program since you may be less familiar with those. The first Annapurna program is, as I said for Alpha1-antitrypsin deficiency. Alpha1-antitrypsin is used by our bodies to protect our lungs from the destructive power of neutrophil elastase without a proper amount of A1AT your lungs become damaged. You will see the image on the right the sort of Swiss cheese look. That’s a portion of the lung lining that’s called the parenchyma and that destruction leads to emphysema and ultimately death in patients who lack a sufficient level of A1AT.

There are about 90,000 people in the United States with A1AT deficiency. Only 6,000 to 8,000 are currently treated because of limitations of existing therapy and also because of misdiagnosis, it’s often misdiagnosed as simple emphysema. The current standard of care is the weekly IV administration of protein replacement that is getting A1AT in a weekly IV administration.

So why then do we think there is a need for gene therapy here. Well, first, we think we can produce consistent long-term indigenous production of the necessary protein. I’m showing here animal data from two different animal studies. On the left is a mouse study, on the right is a non-human primate study. A single injection of ANN-001 intrapleurally that is next to the lung, in a mouse produced significant levels of human A1AT protein in the mouse, at levels significantly higher than we expect will be needed to have the therapeutic – to meet the therapeutic target we have for this drug. And it may be hard to read. But these are weeks at the bottom in the mouse study that’s going out to 24 weeks a very consistent protein production after a single intrapleural injection.

On the right, we have non-human primate data and here this is a 360-day trial. So the time measurement at the bottom ends at 360 days. Here we’re measuring mRNA levels because we can’t measure directly the protein, because it is too similar to the non-human primates indigenous protein for us to be able to distinguish. But we do see mRNA levels consistently high over a 360-day period after a single injection. So essentially this slide is summarizing what I just said, we picked the serial type AAVrh10, which was shown to be the most effective at transecting and expressing the A1AT protein in mice following intrapleural injection. And we were able to see great effect here and in the primates measuring mRNA.

So the rationale for this program is pretty clear. We get long-term expressions. We’ve made – we’ve had two different proof of concept studies. We do believe this significant market opportunity here. There are 90,000 patients weekly IV administration could be replaced with one or a very small number of intrapleural or possibly even intravenous injections. And we have the potential to replace these therapies which do cost today, a little above $100,000 dollars a year of these protein replacement therapy sort of the current standard of care.

We have a filed IND for this program and we intend to start dosing patients this year in this A1AT program. The second Annapurna program is for hereditary angioedema. This is a terrible disease. It involves a genetic mutation, which results in the deficiency of a protein, which results in excessive levels of bradykinin that causes fluid leakage sudden and often unexpected fluid leakage that results in terrible swelling. It’s disfiguring and painful. It can be fatal. And it’s a very frightening disease.

There are again existing therapies for this disease. There are again a protein replacement therapies one of them has been approved. So what – again is the logic for looking at a gene therapy approach and it’s very similar to A1AT, which is there’s very good evidence that continuous and steady levels of this protein are the best way to avoid these attacks. What I’m showing here is a human study, which compared the frequency of dosing of the protein replacement approach to the onset of attacks. And essentially the only way to drive the level of the attacks to zero was to give daily doses of the missing protein.

C1-esterase inhibitor protein and this is the logic of our gene therapy approach if we can cause the cells to produce endogenous steady levels of protein continuously that looks to us to offer a very good prospect of a complete inhibition of these attacks, which is not feasible or cost effective or even possible using the existing protein replacement therapy.

So again, the rationale I’ve just repeated myself here. The rationale is we think that there is a clear validation. We’ve got proof of concept. There’s a big unmet market need and on this program, we are seeking to dose our first human patients in a trial next year. The third Annapurna program is Friedreich’s Ataxia and in particular is the cardiomyopathy associated with Friedrich’s Ataxia. Again this is a gene therapy approach for an orphan disease.

Friedreich’s Ataxia usually begins with neurological symptoms as the name suggests, but more than half of Friedreich’s Ataxia patients actually die of cardiomyopathy about 60% actually develop a fatal hypertrophic cardiomyopathy. Our program is aimed at treating that cardiomyopathy. And there are about 5,000 patients in the U.S. and 5,000 to 10,000 in the EU that suffer from this disease.

Here we have data in a cardiac mouse model, a knock out mouse. These mice were given – first of all they developed significant cardiomyopathy by the time of the first injection at week seven. And what we saw here was not only did we arrest the development of cardiomyopathy, but we actually significantly reversed the cardiomyopathy maybe a little hard to see again, but in the left panel, we have left ventricular mask that’s just a measure of the size of the swollen left ventricle. And if you look at the dots you’ll see that the normal and AAV treated. Mice are almost indistinguishable whereas the untreated mice remain at their much larger size. The untreated line stops because those mice die of hypertrophy.

In the middle panel, you’ll see a shortening fraction that’s like ejection fraction in humans that’s a measure of the output of the heart. Again, you’ll see the untreated mice dies – they die at week 12. The treated mice move right up to the line and sit right on top of the normal healthy mouse line within a matter of weeks. The panel on the right is survival – survival end point and here you see untreated mice, essentially all of them died in 12 weeks. The remainder remained with the normal cohorts, they are all expected to die at about week 22 as a result of this knock out model. So the line that declines there for the AAV treated arm is unexpected result of the model and not mortality from cardiomyopathy.

So as with the other programs, we have a rationale here. We have a validated target. We have very strong proof of concept in animals for our molecule. There is a significant market opportunity here we have about 5,000 patients in the U.S. and 5,000 to 10,000 in the EU dying. 60% of them will die from cardiomyopathy. There is no current treatment for the cardiomyopathy associated with Friedreich’s Ataxia. In this program, we are in large animal studies and we also are doing observational patient studies to look for the right end points and understand the disease progression to be able to design the best clinical trial. We’ll provide more guidance on the timeline here in the second half of this year once we have more information from those studies.

Finally Annapurna program is severe allergy. I want to underscore that this is the severe end of the allergy spectrum. This is the most common cause of anaphylaxis in children presenting to the ER. There are numerous fatalities related to accidental exposure to people with severe allergies. And right now there’s no really established therapy to treat. It is really just avoidance epinephrine and attempts to desensitization. The concept behind this program is that there is data that anti-IgE antibodies induce more tolerance to allergens in patients with severe allergies.

So that we could use a gene therapy to allow the endogenous production of anti-IgE antibodies in severely allergic patients. This data is about dose dependent tolerance in anti-IgE antibodies in peanut allergy, allergic humans. And you see which is not surprising there’s a lot of other data like this that anti-IgE induces more tolerance. So again the logic would be we can cause your body to produce this endogenously at steady levels and hopefully provide enhanced resistance to allergic reactions. And the rationale, we have proof of concept. There is a big market opportunity here 20,000 children under 20 are hospitalized annually in the U.S. alone due to anaphylactic shock. This is a rising patient population unfortunately and preclinical studies here are ongoing.

Turning now very briefly to the Avalanche ophthalmology gene therapy programs wet AMD is the leading program. That was the one, which read out late last summer. In wet AMD we’re looking at two different compounds AVA-101, which was the previously tested gene therapy and AVA-201, which has a much enhanced vector. And we are seeking the best path forward looking for the best gene, the best vector, the best route of administration. We’re starting to get data from numerous preclinical studies on those subjects that were initiated last year.

We’re using this next generation vector technology. We have a vector that provides a logarithmic improvement in transaction rates in retinal cells, which are the cells of interest here. And we will provide an update on the path forward for our wet AMD program sometime a little later this year. We also have a program in color vision deficiency. This targets the opsin,. path and in here we have good proof of concept. We have a early data that was published on color blind squirrel monkeys. And there is a big market opportunity here in number of patients suffering from this color vision deficiency. There are no treatments on the market or to our knowledge even in late stage development and here we’re conducting additional preclinical studies.

I mentioned the Regeneron collaboration very brief overview. This collaboration, which was announced in May of 2014, covers up to eight distinct therapeutic targets. The only one that has been publicly identified by us is AVA-311, which is targeting juvenile X-linked Retinoschisis.

We have three other targets that we’ve identified whether we have agreed with Regeneron but not publicly identified. We have the option to opt into two of these programs and to share development costs and share process. Otherwise the structure is generally a front payment reimbursement of our costs fully milestones, based on clinical progress and then royalties based on sales as a product by Regeneron.

Very quickly on XLRS, there is the potential for a long term treatment. We have optimized an AAV vector to deliver the RS1 gene to maintain integrity in the retina. We’ve shown that we can get high levels of RS1 expression in the mouse, this is a large patient population. And as I said we’ve partnered this with Regeneron as part of our collaboration.

Last two slides, very quickly. Here I’m showing some financial and share count information as of the end of last year Avalanche had $259 million in cash. We will emerge with Annapurna in the second quarter, receiving no cash and assuming no debt. So that will be a cash neutral transaction. We have guided that this amount of cash is sufficient to get us well through 36 months of combined company operations without needing any additional financing. I give some share counts here.

Our basic shares outstanding as of the end of January for Avalanche were $26 million, we’re going to issue 17.6 million in combination of shares and options. Exact ratio will depend on how many options are exercised between now and closing at Annapurna but it will be a total of 17.6 million of shares and options to be issued to their shareholders. And that means that our pro forma basic shares outstanding after the transaction would be $39 million and including options, RSUs and warrants on a treasury share method basis a total of $47 million of shares options and warrants of pro forma.

So here key milestones, this is my last slide. First, an update on wet AMD and the path forward there, sometime a little later this year. Secondly, enrolling and treating the first cohorts of patients in the Alpha1-antitrypsin deficiency program this year, second half of this year. Third updated guidance on the timeline and path forward in the Friedrich’s ataxia program, later this year. And finally, dosing our first patient in the ANN-002 study in hereditary angioedema next year.

I was asked to leave a little time for questions and I succeeded. Thank you for your interest in Avalanche and I appreciate your coming and I am open to any questions you may have. Phil Nadeau of Cowen.

Q&A

<Q>: [Question Inaudible]

<A – Paul B. Cleveland>: It’s a couple of practical things. First we are still completing the release testing of material that’s going to be used in those trials. Secondly we did file additional toxicology data to support a second route of administration. The previous filing had supported intrapleural dosing and we would like to do both intrapleural and intravenous.

And so we submitted the toxicology package for the intravenous route of administration about a month ago, Amber I can’t remember exactly, a few weeks ago. And so those are the remaining items and we don’t think recruitment is going to be an issue. You know it’s a pretty self identified patient population and we’re going to start with a relatively small size set of cohorts, at a very low dose and dose escalate.

<Q>: [Question Inaudible]

<A – Paul B. Cleveland>: So the question was how long will it take to potentially transfer the Annapurna products to our manufacturing platform. For the first two programs it’s not practical to do that now without impacting the timelines for initiating human clinical trials. So we will stick with the material that has been produced at Cornell. That’s actually where the material was made in addition to where the programs all the Friedrich’s ataxias were originated in Ron Crystal’s lab at Cornell.

But the second two programs, we are hoping to utilize our manufacturing platform. And our process development technology. It’s not trivial but it’s actually not so much of a – because of the early stage of those second two earlier stages of those second two programs we you know we’re not going to have a lot of wasted effort. But we will have a fair amount of effort to develop a manufacturing process for them. We do have. I mean the logic of this transaction in part is, we have capabilities and Annapurna was going to need to build their own and we already have it. And a great investment was made in it and this now gives our team meaningful programs to work on that they can probably accelerate and de-risk as a result of the capabilities we’ve already got.

<Q>: [Question Inaudible]

<A – Paul B. Cleveland>: We are getting data on that over the coming weeks and potentially a month or two, but our hope clearly is that we are going to using a second generation vector. The details of which we haven’t released but I – we have said it is logarithmically better at transacting retinal cells. We are hoping that we can see a path forward that gives us intravitreally as a route of administration. Because this is not a wholly scientific issue it’s a commercial issue as well.

You know we would not be launching this drug for a number of years. And at that time we do expect there will be competitors out there probably extended life kind of competitors in the VEGF space that we need to compete with effectively. And I think it is certainly our hope that we will be able to find a product that we can be excited about that can be delivered intravitreally. But we don’t have that data or an announcement on that yet. One more question.

<Q>: [Question Inaudible]

<A – Paul B. Cleveland>: The question was in the Annapurna ANN-001 trial, are we going to start with intrapleural or go IV and we’re going to do both and see which one produces the best outcome sort of analogous to Phils last question we clearly prefer IV because it’s somewhat easier but intrapleural was not a big deal. If you’re a pulmonologist, you to do intrapleural injections frequently. And it’s not considered a big deal but it is not as simple as IV. But we’ll be testing them both from the get-go.

<<Paul B. Cleveland, Chief Executive Officer; Interim Chief Financial Officer>>

Okay, thank you very much for your interest.

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Avalanche Biotechnologies, Inc. (“Avalanche”) has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of presentation. This transcript is being made available for information purposes only.

Forward-Looking Statements

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